Exhibit 10.21

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED AT THE APPROPRIATE PLACE WITH FIVE ASTERISKS [*****], HAS BEEN OMITTED IN RELIANCE ON REGULATION S-K, ITEM 601(B)(10)(IV) BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS CONFIDENTIAL.

Amendment no 7 Draft to
Contract between Firebird LNG LLC and Siemens Energy AB

This Amendment is entered into by and between Firebird LNG LLC, a company duly organized and existing under the laws of the territory of Puerto Rico and registered in Puerto Rico, with a business address at 151 San Francisco St., Suite 201, San Juan, Puerto Rico 00901 (hereinafter referred to as the “Customer”) and Siemens Energy AB, a company duly organized and existing under the laws of Sweden and registered in Finspong, Sweden, with a business address at 612 83 Finspong, Sweden (hereinafter referred to as “Siemens Energy”).

Recitals

WHEREAS, Customer and Siemens Energy entered into an agreement on July 18th 2022, for the Power Island Equipment for a SCC6-800 6x1 Combined-Cycle Power Plant together with its auxiliary equipment (herein called the “Equipment”) (such agreement herein called “Contract”), and

WHEREAS, Customer and Siemens Energy entered into Amendment no 1 on October 11th, 2022, for adjustments to the Contract in Article 3 and Appendix 3 of the Contract, and

WHEREAS, the Customer and Siemens Energy entered into Amendment no 2 on 13th of January 2023 for certain amendments to the payment terms, delivery terms, as well as adding additional wording in regard to storage, and

WHEREAS, the Customer and Siemens Energy entered into Amendment no 3 on 30th of August 2023 for certain amendments to the payment terms and other conditions, and

WHEREAS, the Customer and Siemens Energy entered into Amendment no 4 on 5th of October 2023 for certain amendments to the payment terms and other conditions, and

WHEREAS, the Customer and Siemens Energy entered into Amendment no 5 on 10th of June 2024 for certain amendments to the payment terms and other conditions, and

WHEREAS, the Customer and Siemens Energy entered into Amendment no 6 on 28th of January, 2025 for certain amendments to the payment terms and other conditions, and

WHEREAS, the Customer has not been ready to take delivery of the Supplies and several payment milestones, in accordance with the Contract and applicable amendments, are overdue, and

WHEREAS, the Parties have been discussing a possible novation of the Contract with the Equipment as is, to Fermi LLC and change of the project location to the Fermi Project Site located in Amarillo, Texas. (herein called the “Fermi Project Site” )

WHEREAS, the Customer is aware that the Equipment has not been designed for the conditions at this Fermi Project Site, and that following the change of project location the Customer will need to enter into an amendment to the Contract to make the Equipment compatible with the site conditions.

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NOW, THEREFORE the Parties agree as follows:

1.	General

A.	Capitalized terms in this Amendment shall have the meanings as given to them in the Contract, except for capitalized terms defined herein which shall have the meaning given to them herein.

B.	The recitals of this Amendment form an integral part hereof.

C.	The Contract remains unchanged unless it is altered in accordance with this Amendment.

2.	Agreements

A.	Effectiveness of Contract

The Parties agree that notwithstanding what is stated in Section 2.A to Amendment no 2, the Contract remains in force and effect and is not to be considered terminated.

Article 3 of the Agreement is hereby replaced with the following:

The Contract shall become effective upon its signature by both Parties, and Siemens Energy’s receipt of the down payment shall be free for disposal as mentioned in Article 6.1(a).

The Parties are in agreement that the delivery dates set forth in Article 8.1 are conditional upon the prerequisite that the Customer has paid all payments within the times stipulated in Article 6.1 of this Contract. In the event that Siemens Energy has not received all payments in accordance with the Contract and its applicable Amendments in full and in time by latest January 31st, 2026, Siemens Energy may at its discretion and upon 20 days prior notice terminate the Contract. Siemens Energy shall have no liability whatsoever, under any legal theory (including without limitation breach of contract or of statue, tort, negligence in any form or indemnity), to the Customer relating to or arising out of such termination. Upon such termination Siemens Energy shall be entitled to retain any payments received and shall furthermore be entitled to compensation for any cost incurred including but not limited to storage and preservation cost for the Equipment.

B.	Terms of Payment

The Parties have agreed to make certain amendments to Article 6 of the Contract as follows below.

6.1	The Contract Price shall be paid by the Customer to Siemens Energy at the times and in the manner set forth below. Payment shall be deemed to be made by Customer upon receipt of cleared funds into Siemens Energy’s bank account for its free disposal. All invoices shall be submitted by Email to Customer in accordance with Article N°1.4 “Notices”.

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Articles 6.1(a)-(h) remain unchanged and shall be read as per Amendment no 2. These payments have been made in accordance with said amendment to the Contract.

Payments under Articles 6.1(0-(k) have been invoiced in accordance with Amendment no 2 and these payments are outstanding. As the Parties now have agreed to change the payment setup, these progress payments shall be cancelled, and Siemens Energy will cancel/withdraw the invoices for the respective progress payment. Hence Article 6.1(i)-(k) shall be deleted.

Article 6.1(m) remains unchanged as per Amendment no 2. This payment has been made in accordance with said amendment to the Contract.

Article 6.1(n) “Additional Payment for Project prolongation no 1” remains unchanged and shall be read as per previous amendments to the Contract.

Article 6.1(o) “Letter of Credit” as well as (h) Payment Provisions under the Letter of Credit” shall be deleted.

Article 6.2 “Additional Payment for Project prolongation no 2” shall remain unchanged and shall be read as per previous amendments to the Contract.

6.2a “Additional Payment for Project prolongation no 3” remains unchanged as per Amendment no 4. This payment has been made in accordance with said amendment to the Contract.

6.2b “Additional Payment for Project prolongation no 4” remains unchanged and shall be read as per previous amendments to the Contract.

In the event that the Customer has not notified Siemens Energy in accordance with Article 8.1(c) by latest September 2nd, 2024 or if any payment is delayed beyond the payment due dates, Siemens Energy is entitled to additional prolongation cost which the Customer shall pay Siemens Energy within 30 days from invoice by bank transfer after receipt of the following document one (1) original of the commercial invoice.

Article 6.3 “Payment for Heat Recover Steam Generators” remains unchanged and shall be read as per previous amendments to the Contract.

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Article 6.4 “Payment Steam Turbine Power Generation Unit and Gas Turbine Power Generation Units” shall be changed to read as follows.

Siemens Energy shall issue an invoice for the full contract price of the Steam Turbine Power Generation Unit and Gas Turbine Power Generation Units as well as for any and all other outstanding payments of any nature due under the Contract from Customer to be paid no later than January 31st, 2026. The payments should be done by bank transfer after receipt of the following documents:

(i)	one (1) original of the commercial invoice for the remaining contract price of the respective unit/s; and

(ii)	one (1) original of the commercial invoice for any other financial obligations outstanding under the Contract, submitted by Siemens Energy to Customer no later than fifteen (15) days prior to January 31, 2026; and

(iii)	warehouse receipt, and/or, preliminary packing list

C.	Delivery Dates

a)	The table in Article 8.1 shall be deleted and replaced with the following:

Major Component	Delivery Date
GTG unit 1	Not later than one (1) month after completion of the agreed Adjustments
GTG unit 2	Not later than one (1) month after completion of the agreed Adjustments
GTG unit 3	Not later than one (1) month after completion of the agreed Adjustments
GTG unit 4	Not later than one (1) month after completion of the agreed Adjustments
GTG unit 5	Not later than one (1) month after completion of the agreed Adjustments
GTG unit 6	Not later than one (1) month after completion of the agreed Adjustments
STG	Not later than one (1) month after completion of the agreed Adjustments
HRSG unit 1	Deemed delivered December 6th, 2023
HRSG unit 2	Deemed delivered December 6th, 2023
HRSG unit 3	Deemed delivered December 6th, 2023
HRSG unit 4	Deemed delivered December 6th, 2023
HRSG unit 5	Deemed delivered December 6th, 2023
HRSG unit 6	Deemed delivered December 6th, 2023

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Deemed delivery of all HRSG units (units 1-6) has taken place December 6, 2023, whereupon risk and title to these HRSG units and related By Pass Stack units (collectively, the “Deemed Delivered Equipment”) have been transferred to the Customer and Siemens Energy has received payment in full for the Deemed Delivered Equipment by deduction of the full Contract price for the Deemed Delivered Equipment from the down payment and the progress payments received.

b)	The third paragraph in Article 8.1 shall remain unchanged and read as per Amendment no 4.

c)	Paragraph 8.2 shall be replaced in its entirety with the following paragraph:

Save for any Deemed Delivered Equipment, and deviating from Clause 5.3 of Appendix 1, title to the Supplies shall transfer to the Customer upon delivery in accordance with the Agreed Incoterm and upon receipt by Siemens Energy of payment by the Customer in full for all outstanding payments of any nature due under the Contract from Customer to Siemens Energy. Siemens Energy shall in connection with each delivery under this Agreement and following receipt of payment in full for all amounts due under the Contract and, issue and deliver to the Customer a certificate, confirming that title to the Equipment is transferred to the Customer.

D.	Storage

Article 8.3 “Storage” shall remain unchanged and shall be read as per previous amendments to the Contract.

A new Article 8.3(a) shall be inserted to read as follows:

Siemens Energy shall be entitled to compensation from the Customer for any direct and substantiated cost connected to storing the Power Island Equipment calculated from March 1st, 2024, and onwards. The storage cost from March 1st, 2024, until August 31st, 2024, amounts to [*****] Swedish Kronas ([*****] SEK) for which Siemens Energy will issue an invoice in May 2024 and it shall be paid by the Customer on or before financial close of the external project funding, by bank transfer after receipt of the following document:

—	one (1) original of the commercial invoice.

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However, in the event Siemens Energy has not received payment in full by latest August 31st, 2024, the Parties have agreed that the storage cost from March 1st until August 31st, 2024, shall be paid by deduction of the full amount from the down payment and progress payments already received.

The above amount of [*****] SEK could not be deducted in full from the down payment and progress payments already received and there is an outstanding amount of [*****] SEK which shall be paid by the Customer as per the originally sent invoice no. 429F0090762010 as detailed in letter sent by Siemens Energy dated on 15th of November 2024. This payment shall be made by Customer no later than January 31st, 2026.

For any additional storage beyond August 31th, 2024, Siemens Energy is entitled to payment for any direct and substantiated cost connected to storing, inspecting, and preserving or similar of the Power Island Equipment. Siemens Energy will issue monthly invoices for said storage cost. The Customer agrees that Siemens Energy shall have access to the Equipment, including the Deemed Delivered Equipment that is kept in storage, in order to perform the actions mentioned in this section.

All payments related to storing, inspecting, and preserving or similar (but excluding charges related to Adjustments as defined hereinbelow) of the Power Island Equipment (other than the HRSG and By Pass Stack units) shall be made by the Customer no later than January 31, 2026.

The Parties acknowledge that the Customer has entered into a storage agreement directly with NEM for the storage of the HRSG units and By-Pass Stacks that is the sole responsibility of the Customer and complies with Siemens Energy’s storage requirements.

E.	Defect Liability Period

Clause 11.1 shall remain unchanged and shall be read as per previous amendments to the Contract.

F.	Novation

In the event the Customer wishes to novate the agreement to a third party and change the project location, the Parties will enter into a novation agreement and therein include all agreed required amendments to the Contract to properly reflect these changes.

G.	Appendix - Draft L/C document

Not Applicable.

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H.	Adjustments

The Customer has requested a change of the project location and informed Siemens Energy that the new project site is the Fermi Project Site. Considering the change of project location, the Parties have agreed that certain adjustments to the Equipment (“Adjustments”) shall be done.

The Parties have agreed that the Adjustments can only be done in a phased manner;

I.	Siemens Energy will, on the basis of input data from the Customer as set forth in Attachment 1 to this Amendment, perform a study in order to prepare a list of Adjustments for the STG and the GTGs respectively as well as an updated list for the HRSGs.

II.	Immediately following the completion of the study under I. above, Siemens Energy will send a quotation to the Customer for the proposed possible Adjustments and their respective costs.

III.	The Customer will decide which of the proposed Adjustments should be done and communicate such decision through a change order, in the form attached hereto as Attachment 2 (“Change Order”), together with a pre-payment for the selected Adjustments. Upon receipt of the Change Order and pre-payment Siemens Energy will perform the selected Adjustments under the Change Order according to the Contract.

IV.	The Parties acknowledge that the Equipment will be delivered per the standards and conditions set forth in the Contract. The Parties acknowledge that due to the change of the site, adjustment will be required to the Equipment and Contract. This adjustments will at a minimum address:

(i)	Definition of Minimum Performance Requirements

(ii)	Definition of Owner

(iii)	Definition of Project

(iv)	Adjustment to the delivery terms

(v)	Article 1.4 - Notices

(vi)	Article 9.2 - Liquidated Damages for Performance Warranties

(vii)	Appendix 2 - Power Island Guarantee

(viii)	Appendix 3 - Scope of Supply

(ix)	Any further modifications that are required because of the site location change

All additional costs related to the change in site location or, any additional requirements by applicable law or standard will be the responsibility of the Customer.

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Payment of the study

No later than in five (5) calendar days of the effective date of this Amendment no. 7, Siemens Energy shall invoice Customer for the cost of the detailed study as per I. above. The Customer shall pay this invoiced amount within five (5) days of receipt of such invoice. Siemens Energy will initiate the work as per I. upon receipt of payment from the Customer.

I.	Agreed Incoterm

The definition of Agreed Incoterm in Clause 1.1 of the Contract shall be changed to read as follows:

Agreed Incoterm shall mean: FAS Port(s) of export Incoterms 2020 and shall be applicable for any of Siemens Energy’s delivery obligations under this Contract.

Ports of export:

GTG’s: Norrkoping, Sweden

STG: Hamburg or Bremerhaven, Germany

Additionally, the transport or any transport related services ordered and agreed for the Deemed Delivered Equipment will be charged based on the pricing below.

Customer may, through written notice provided no later than 60 days prior to Delivery Date mentioned in the table included in Clause 8.1, request from Siemens Energy a change to the Agreed Incoterm (CFR/CIF or DAP Incoterm 2020). Promptly after receipt of such request, Siemens Energy shall provide the Customer with a quotation containing the estimated cost as calculated on a cost basis plus Siemens Energy’s fee of [*****]% ([*****] per cent) plus [*****] SEK (SEK [*****]). The Customer may accept the quoted offer by delivering a Change Order including pre-payment of the estimated cost. Such Change Order will not impact any condition under this Contract.

Thereafter, Siemens Energy shall commence transport of the Equipment as soon as reasonably practicable, but no later than one (1) month after the completion of the agreed Adjustments.

3.	Effectiveness, Applicable Law

This Amendment shall become effective on the date of signature from both parties. This Amendment shall be governed by the law as agreed in the Contract and the dispute resolution as agreed in the Contract shall apply for all disputes connected with or arising out of this Amendment.

Signature page follows.

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IN WITNESS WHEREOF, this Amendment is to be executed in two (2) equally valid counterparts and in accordance with the respective laws:

Siemens Energy AB	Firebird LNG LLC

7/22/2025	7/21/2025
Date	Date

/s/ Meyrav Elharar	/s/ Steven Youngdahl
Signature	Signature

Meyrav Elharar	Steven Youngdahl
Name	Name

7/22/2025
Date	Date

/s/ Tobias Vestling
Signature	Signature

Tobias Vestling
Name	Name

Attachment 1	-	Required Design Basis Modifications from the Customer
Attachment 2	-	Form of Change Order

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